Loan Contract

Contract Serial Number: 35101200700005592

The Borrower (Full Name) : Huabao Mingxiang Foods Co., Ltd.

The Lender (Full Name) : Shishi Subbranch, Agricultural Bank of China

This Contract is made and entered into by and between the Parties hereto through negotiation in accordance with relevant laws and regulations of China.

Article 1  Loan details

1. Type of Loan: short-term working capital loan

2. Use of Loan: for working capital

3. Currency and Amount of Loan (In words) : RMB Nine Million Yuan

4. Life of Loan:

(1)	Loan period is shown in the following table.

Drawdown		Maturity
Date	Total Amount	Date	Total Amount
July 2, 2007	RMB9,000,000	July 1, 2008	RMB9,000,000

(The additional schedules of this table constitute an integral part of this Contract.)

(2)
Where there is any difference between the amounts of loan, the drawdown date and maturity date recorded in this Contract and the same in the loan voucher, the latter shall prevail. Said Loan voucher shall constitute an integral part of this Contract. Where the loan hereunder is made in foreign currency, the Borrower shall repay the principal and interest of said loan in original currency at the time as agreed.

5.        Floating interest rate

The lending rate shall increase by 30% on the basis of the benchmark interest rate, i.e. effective annual interest rate is 8.541%. The benchmark interest rate for a five-year loan or below shall be that of the loan at the same term declared by the People's Bank of China, and the benchmark interest rate for a loan above five-year shall be that of the loan at the same term declared by the People's Bank of China plus N/A (in words) percentage points.

One cycle of interest rate adjustment shall last for three (in words) months. Where the benchmark interest rate of the money borrowed is adjusted by the People's Bank of China, the Lender shall, from the corresponding date of first month of the next circle after benchmark interest rate adjustment, adopt the new interest rate determined according to the adjusted benchmark interest rate for different term of loan and aforesaid calculating method, and the Lender may not notify the Borrower. Where the benchmark interest rate adjustment date is the same date as the disbursement date of the loan or the corresponding date of loan of the first month of said circle, the new interest rate shall be determined from the adjustment date of the benchmark interest rate. Where there is no corresponding date of loan, the last day of said month shall be deemed as the corresponding date of loan.

6.        Settlement of interest

The interest of the loan hereunder shall be settled on quarterly basis, and the interest settlement date shall be the 20th day of the last month in each quarter. The Borrower shall pay the interest on each interest settlement date. Where the last repayment date of the principal does not fall on an interest payment date, the unpaid interest shall be settled on the principal repayment date (interest rate per day = interest rate per month/30).

Article 2	The Lender shall have the right to refuse to provide the loan hereunder until the following conditions are satisfied

1.	The Borrower has opened a basic account in the Lender's office.

2.	The Borrower has provided relevant documents and data required by the Lender and has gone through relevant procedures as required.

3.	For loan made in foreign currency, the Borrower has gone through relevant procedures for approval and registration and other procedures required by law in accordance with relevant provisions.

4.
Where there is a mortgage or pledge attached to the loan hereunder, the Borrower has gone through relevant legal procedures for registration and/or insurance as required by the Lender, and such mortgage or pledge or insurance shall be effective continuously. Where there is a guarantee attached to the loan hereunder, the contract of guaranty thereof has been executed and come into effect.

Article 3  Rights and obligations of the Lender

1.
The Lender shall have the right to get to know information of the Borrower such as production operations, financing activities, goods and materials stock and use of loan. It shall also have the right to require the Borrower to provide documents such as its financial statements, other data and information on time.

2.
Where the Borrower is under any of the following circumstances specified in Item 7, Item 8 and Item 10 of Article 4 hereof (including but not limited to) which are enough to influence the security of loan, the Lender may stop to provide loan or take the loan back prior to the time limit as agreed.

3.
When taking back or taking back the principal, interest, default interest, compound interest of the loan and other expense payable from the Borrower prior to the time limit as agreed, the Lender may transfer said amount of money from any accounts of the Borrower.

4.
Where the money repaid by the Borrower is not enough for the repayment of the amount payable hereunder, the Lender may choose to repay the principal, interest, default interest, compound interest of said loan or other expenses with said amount of money.

5.	Where the Borrower fails to fulfill its repayment obligations, the Lender may openly disclose the Borrower's breach of the Contract.

6.	The Lender shall provide loan to the Borrower in full amount at the time as agreed herein.

Article 4  Rights and obligations of the Borrower

1.	The Borrower shall have the right to acquire and use the loan as agreed herein.

2.	The Borrower shall deal with the settlement and deposit affairs relevant to the loan hereunder through the account agreed in the Article 2 hereof.

3.
Where the loan hereunder is made in foreign currency, the Borrower shall go through relevant procedures for approval and registration and other procedures required by law in accordance with relevant provisions.

4.
The Borrower shall repay the principal and interest of the money borrowed at the time as agreed. Where the Borrower needs to renew this Contract, it shall submit a written application thereof to the Lender 15 days before the maturity date of the loan, and an extension contract thereof shall be concluded with the Lender upon the Lender's consent.

5.	The loan shall be used in the way as agreed herein, and shall not be illegally occupied or misappropriated.

6.
The Borrower shall provide true, integrate and valid financial statements or other related data and information to the Lender on a monthly basis and shall actively cooperate with the Lender in examining its production operations, financing activities and its use of the loan hereunder.

7.
Before taking such activities as contracting, leasing, joint-stock system reform, merger, split-up, establishing, joint ventures, asset assignment, applying for suspension of business or rectification, voluntary dissolution, voluntary bankruptcy and other activities which are enough to cause changes to the creditor's rights and liabilities herein or which are enough to influence the realization of the Lender's creditor's rights, the Borrower shall not carry out the foregoing activities unless it notifies the Lender in written form in advance and concurrently makes certain of its performance of debt or fulfills its repayment obligations in advance.

8.
Save as provided in the above item 7 of this Article, where the Borrower is under any such other circumstances which will exert great detrimental effects on its fulfillment obligations of repayment hereunder as suspension of business, discontinuation of business, cancellation of registration, cancellation of business license, or where its legal representative or major principals are involved in illegal activities, the Borrower is involved in material lawsuits or arbitrations, or grave difficulties arise in its production operations, or deterioration happens in its financial condition, the Borrower shall forthwith send the Lender a written notice thereof and shall made certain of the protective measures of creditor's rights accepted by the Lender.

9.
Where the Borrower provides a warranty for other person's liabilities or provides a mortgage or pledge to a third party with its principal properties which may influence its repayment capacity hereunder, the Borrower shall send the Lender a written notice thereof and shall obtain consent thereof from the Lender.

10.	The Borrower and its investors shall not, without approval, withdraw their capital, transfer their assets, or assign their shares to evade their liabilities to the Lender.

11.	Where there is any change to the name, legal representative, address or the scope of business of the Borrower, the Borrower shall send a written notice thereof to the Lender in time.

12.
Where the assuror hereunder is under any of the following circumstances such as suspension of business, discontinuation of business, cancellation of registration, cancellation of business license, bankruptcy and poor operation, or the assuror loses part or all its corresponding warranty capacity relating to this Contract, or the property mortgaged, the property pledged for the loan hereunder, or the value of the rights pledged decrease, the Borrower shall provide other warranty measures in time accepted by the Lender.

13.
The Borrower shall assume such expenses for lawyer's service, insurance, transportation, evaluation, registration, custody, appraisal and notarization fees relevant to this Contract and the warrant hereunder.

Article 5 Repayment before the maturity date

Where the Borrower intends to repay the loan before the maturity date, it shall obtain consent from the Lender thereof. Where the Lender agrees the Borrower to repay the loan in advance, the interest of the loan repaid in advance shall be calculated in accordance with item 2 below:

1.	The interest thereof shall be calculated based on the term of loan and interest rate as agreed herein.

2.	The interest thereof shall be calculated on the basis of the interest rate as agreed herein.

Article 6 Liability for breach of contract

1.
Where the Lender fails to provide loan to the Borrower in full at the time agreed herein, thus causing losses to the Borrower, the Lender shall pay penalty for breach of contract to the Borrower on the basis of the total amount thereof and the number of days postponed, and the penalty shall be calculated in the same way as that of the interest of the overdue loan at the same term.

2.
Where the Borrower fails to repay the principal of the loan at the time as agreed herein, the Lender may charge a penalty interest for the overdue loan from the overdue date to the repayment date of all the principal and interest of the loan. And the penalty interest rate thereof shall increase by thirty percent (in words) on the basis of the interest rate as agreed herein. During the overdue period, where the loan is made in the currency of RMB and where the People's Bank of China increases the benchmark interest rate of RMB of the same term, the said penalty interest rate shall increase accordingly from the adjustment date of said benchmark interest rate.

3.
Where the Lender fails to use the loan as agreed, the Lender may charge a penalty interest for the part of loan of improper use from the date thereof to the repayment date of all the principal and interest of the loan. And the penalty interest rate thereof shall increase by fifty percent (in words) on the basis of the interest rate as agreed herein. During said overdue period, where the loan is made in the currency of RMB and where the People's Bank of China increases the benchmark interest rate of RMB of the same term, the said penalty interest rate shall increase correspondingly from the adjustment date of said benchmark interest rate.

4.
The Lender may collect a compound interest on the accrued interest in accordance with the provisions of the People's Bank of China. Said accrued interest shall consist of the accrued interest occurring during the term of loan (including the default interest for improper use) and the accrued interest occurring after overdue loan (including the default interest for overdue loan and the default interest for improper use).The Lender may, within the term of loan, charge a compound interest on the accrued interest occurring in the same term on the basis of interest rate as agreed. A compound interest shall be calculated on the basis of interest rate of overdue loan from the maturity date. And the compound interest for the accrued interest of overdue loan shall be counted on the basis of the interest rate thereof.

5.
Where the Borrower fails to fulfill its obligations hereunder, the Lender shall have the rights to require the Borrower to rectify such breach, stop to provide the loan agreed and take back the loan provided in advance, and it shall also have the right to declare that the loan under other loan contracts concluded between the Borrower and the Lender is due or adopt other protective measures of assets.

6.
Where any guarantor of the loan hereunder fails to fulfill its obligations herein, the Lender shall have the rights to stop to provide said loan to the Borrower, take back the loan provided or adopt other protective measures of assets.

7.
Where the Lender realizes its creditor's rights through lawsuit or arbitration due to breach of Contract by the Borrower, the Borrower shall be responsible to pay for all retainer fee, traveling expense and other expenses in realizing its creditor's rights which are paid by the Lender.

Article 7  Warranty

The Parties hereto take guarantee as the warranty type herein, and a guarantee contract thereof shall be concluded otherwise. Where a maximum amount guarantee contract is adopted, the number of said contract shall be NO. 35905200900000003 and 35906200700006376.

Article 8  Settlement of disputes

Where there are any disputes arising from the performance hereof, the Parties hereto may settle the dispute through negotiation, and they also may settle said disputes through the way provided in item 1 below.

1.	Lawsuit: The lawsuit shall be under jurisdiction of the people's court in the place where the Lender is located.

2.	Arbitration: The dispute may be submitted to _________ (full name of the arbitration authority) in accordance with its arbitration rules for arbitration.

During the term of said lawsuit or arbitration, the Parties hereto shall continuously carry out the clauses hereof not involved in said disputes.

Article 9  Other provisions

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Article 10  Validity of this Contract

This Contract shall come into effect as of the date of signature or seal of this Contract by the Parties hereto. .

Article 11  Copies of this Contract

This Contract is made in three copies with equal effect. Each Party hereto shall hold one of them, and each warrantor shall hold one of them.

Article 12  Prompts

The Lender has reminded the Borrower of making all-round and correct understanding of the printed clauses of this Contract and has explained relevant clauses hereof upon the request of the Borrower. Both Parties hereto agree with the meaning of all the definitions and terms herein.

The Borrower (signature and seal) Huabao Mingxiang Foods Co., Ltd. Legal Representative or Authorized Agent Liu Pengfei	The Lender (signature and seal) Shishi Subbranch, Agricultural Bank of China Principal or Authorized Agent Wu Weimin
Date: July 2, 2007 Place: Shishi Subbranch, Agricultural Bank of China